Exhibit 99.1

FOR IMMEDIATE RELEASE

American Realty Capital Properties Restates Financial Reports for FY2013 and

First Two Quarters of 2014

No Material Changes Relating to Real Estate Ownership, Rental Revenue or

Fundamental Business Operations

No Changes to the Financial Statements or Operations of the Cole Capital® Sponsored Non-Traded REITs

The Company Has Filed its Quarterly Report on Form 10-Q for Q3 2014 and Anticipates Filing its Annual

Report on Form 10-K for FY2014 on or prior to March 31, 2015

Phoenix, AZ, March 2, 2015 — American Realty Capital Properties, Inc. (“ARCP” or the “Company”) (NASDAQ: ARCP) announced today the completion of its restatement and filing of amendments to its 2013 Annual Report on Form 10-K and first and second quarter 2014 Quarterly Reports on Form 10-Q. Additionally, ARC Properties Operating Partnership, L.P. (the “Operating Partnership”) has restated its previously issued financial statements. Furthermore, both the Company and the Operating Partnership have filed their Quarterly Reports on Form 10-Q for the third quarter of 2014.

As previously announced, the Audit Committee of ARCP’s Board of Directors (the “Audit Committee”), with the assistance of its independent advisors Weil, Gotshal & Manges LLP and Ernst & Young LLP, conducted a thorough and independent investigation into accounting concerns and other matters brought to the Audit Committee’s attention in September 2014.

Notably, the Audit Committee’s investigation did not identify any material changes relating to ARCP’s real estate ownership, rental revenue or fundamental business operations. Additionally, the Audit Committee investigation did not identify any changes to the financial statements or operations of the Cole Capital-sponsored non-traded REITs, nor did the matters reviewed by the Audit Committee relate to the operations of these REITs.

The Audit Committee investigation reported the following key findings:

•	Net loss was understated for 2013 (including each quarter of 2013) and the second quarter of 2014. Net loss was overstated for the first quarter of 2014. AFFO was overstated for 2011, 2012, 2013 (including each fiscal quarter of 2013) and the first two quarters of 2014.

•	The Audit Committee’s investigation identified certain payments made by the Company to ARC Properties Advisors, LLC and certain of its affiliates that were not sufficiently documented or otherwise warrant scrutiny. The Company has recovered consideration valued at approximately $8.5 million in respect of certain such payments that the Company concluded were inappropriate.

•	The investigation found that equity awards made to two former executives in connection with the Company’s transition to self-management contained provisions that, as drafted, were more favorable to such executives than the Compensation Committee of the Company’s Board of Directors had approved.

•	The investigation found certain material weaknesses in the Company’s internal controls over financial reporting and its disclosure controls and procedures.

“The restatement of our financial statements is an important milestone for ARCP and enables the Company to put this matter behind us,” said William Stanley, interim Chairman and Chief Executive Officer of ARCP. “The Board moved swiftly to put in place new senior management, realign the Board committee compositions, appoint an interim Chief Executive Officer, and conduct an extensive review of the Company’s financial statements, accounting policies, financial controls and corporate governance, with the assistance of the new management team. Importantly, the investigation did not identify any material changes relating to our real estate ownership, the validity of our leases or our fundamental business operations. With the restatement, we are moving swiftly to appoint a new Chief Executive Officer and independent Chairman of the Board, which we hope to announce in the near term, and will focus on bringing our financial controls and corporate governance to world-class standards as a leading net lease REIT.”

Mr. Stanley reiterated the strength of the Cole Capital platform: “At Cole Capital, the team is turning its attention to normalizing relationships with its broker-dealer partners and clearing firms, as well as re-engaging its financial advisor network. We are optimistic that we can quickly build momentum and resume the normal course of business operations soon.”

The restatements had the following effects:

•	Previously reported net loss attributable to stockholders, and net loss per share will be increased while AFFO (net method) and AFFO per share will be decreased by approximately $16.8 million, $0.08 per share, $43.9 million and $0.20 per share, respectively, for the full year 2013, as compared to originally reported amounts.[1]

•	Previously reported net loss attributable to the Company, net loss per share, AFFO (net method) and AFFO per share will be decreased by approximately $17.2 million, $0.03 per share, $38.5 million and $0.07 per share, respectively, for the three months ended March 31, 2014, as compared to originally reported amounts.[1]

[1]	The foregoing amounts reflect the recasting of the Company’s historical financial statements to present the effects of the Company’s acquisition of ARCT IV, an entity previously deemed to be under common control with the Company, as if it had been completed at the beginning of the period presented, as previously disclosed in the Company’s Current Report on Form 8-K, dated May 20, 2014.

•	Previously reported net loss attributable to the Company and net loss per share will be increased while AFFO (gross method) and AFFO per share will be decreased by approximately $14.4 million, $0.02 per share, $19.3 million and $0.03 per share, respectively, for the three months ended June 30, 2014, as compared to originally reported amounts.

More detail related to the restatements and the reconciliation of net income and net loss to AFFO is available in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). ARCP expects to report its fourth quarter and full year 2014 financial results in its 2014 Annual Report on Form 10-K for such periods on or prior to March 31, 2015.

ARCP will host an audio webcast later today, Monday, March 2, 2015, at 8:30 a.m. Eastern Time to discuss financial results and provide a business update. The public can access the live audio webcast via the ARCP website homepage: www.arcpreit.com. Participants should access the webcast 10-15 minutes early. A replay will be available via the ARCP Investor Relations website approximately one hour after the completion of the webcast.

About ARCP

ARCP is a leading, self-managed commercial real estate investment trust (“REIT”) focused on investing in single tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP acquires and manages assets on behalf of the
Cole Capital® non-traded REITs. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Media Contacts

Stephen Cohen	John Bacon, Vice President, Marketing
212.886.9332	American Realty Capital Properties, Inc.
602.778.6057 | jbacon@arcpreit.com

Investor Contact

Bonni Rosen, Director Investor Relations

American Realty Capital Properties, Inc.

877.405.2653 | brosen@arcpreit.com

Forward Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect American Realty Capital Properties, Inc.’s (“ARCP”, the “Company,” “us,” “our” and “we”) expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements, and any statements regarding ARCP’s future financial condition, results of operations and business are also forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond ARCP’s control.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: ARCP’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; negative reactions from ARCP’s creditors, stockholders, or business partners to the findings of the investigation by the Audit Committee or the refiling of ARCP’s financial statements; the results of the reevaluation of ARCP’s internal control over financial reporting and disclosure controls and procedures and the timing and expense of the remediation of control deficiencies; the impact and outcome of litigation and regulatory investigations related to the matters disclosed in ARCP’s Current Report on Form 8-K that was filed on October 29, 2014; ARCP’s ability to comply with the requirements of the NASDAQ Stock Market; the impact of ARCP’s debt documents on ARCP’s overall borrowing flexibility; ARCP’s inability to reestablish the financial network which supports Cole Capital®; ARCP’s inability to regain the prior transaction and capital raising volume of Cole Capital prior to the filing of ARCP’s Current Report on Form 8-K that was filed on October 29, 2014; ARCP’s inability to pay a dividend at the same rate and frequency as ARCP previously had paid; ARCP’s inability to regain its investment-grade credit rating; ARCP’s inability to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 timely in light of its obligations under its debt documents; the unpredictability of the business plans of ARCP’s tenants; the inability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in ARCP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

The forward-looking statements contained herein reflect ARCP’s beliefs, assumptions and expectations regarding ARCP’s future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to ARCP. If a change occurs, ARCP’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. ARCP disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Description of Funds From Operations and Adjusted Funds From Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under generally accepted accounting principles in the United States (“U.S. GAAP”).

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property, depreciation and amortization of real estate assets and impairment write-downs including adjustments for the proportionate share of adjustments for unconsolidated partnerships and joint ventures. These adjustments also include the pro rata share of unconsolidated partnerships and joint ventures.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and Adjusted Funds From Operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.

We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent, net direct financing lease adjustments and equity-based compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide us liquidity or require our capital resources. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved in activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted-average common shares-fully diluted.

In calculating AFFO, we exclude expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expense are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

We are now presenting the restated FFO and AFFO using two methods: 1) we calculate FFO and AFFO on a gross basis, whereby we start with net income attributable to both the stockholders and the non-controlling interest holders, and then adjust net income by the gross reported amounts of the items being adjusted (“Gross Method”); and 2) we calculate FFO and AFFO on a net basis, whereby we start with net income attributable only to the stockholders, and adjust net income by only the stockholders’ portion of the applicable items (“Net Method”). For presentation of the Net Method, the company has included the gross amounts of each adjustment on their respective line items and adjusted for the proportionate share which is attributable to non-controlling interest on a separate line item within FFO and AFFO.

Similarly, AFFO per share follows the same logic. Under the Gross Method, AFFO is divided by a share number that takes into account the dilutive effect of units held by the non-controlling interest holders; Under the Net Method, AFFO is divided by a share number that reflects only the dilutive effects of common shares.